UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UR-ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ur-Energy Inc. Meeting Notice 022TNA Fold Fold IMPORTANT ANNUAL GENERAL MEETING INFORMATION Important Notice Regarding the Availability of Proxy Materials for the Ur-Energy Inc. Annual General and Special Meeting to be Held on June 5, 2025 We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual general and special meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual general and special meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and the location of the annual general and special meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/URGQ2025 Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view the proxy materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/URGQ2025 to view the proxy materials. Step 2: Click on Cast Your Vote. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. You may also access our proxy materials on our website at www.ur-energy.com and under our issuer profile at www.sedarplus.ca. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before May 21, 2025 to facilitate timely delivery. Vote by Internet • Go to www.envisionreports.com/URGQ2025 • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website URGQ

Ur-Energy Inc. Meeting Notice Ur-Energy Inc. Annual General and Special Meeting of Shareholders will be held on June 5, 2025 at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 at 1:00 p.m., MDT. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations, where applicable. The Board of Directors recommends that you vote FOR the following proposals. 1. Election of Directors. Nominees: John W. Cash Rob Chang Elmer W. Dyke Gary C. Huber Thomas H. Parker John Paul Pressey Kathy E. Walker 2. Appointment of BDO USA, P.C. as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. 3. Approve in an advisory (non-binding) vote the compensation of the Company’s named executive officers. 4. Ratify, confirm and approve the renewal of the Ur-Energy Inc. Amended and Restated Restricted Share Unit and Equity Incentive Plan (the “RSU&EI Plan”) and approve and authorize for a period of three years all unallocated share units and shares issuable pursuant to the RSU&EI Plan. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. Your online vote or completed proxy card must be received by 11:59 p.m. (ET) on June 2, 2025 or, if the meeting is adjourned or postponed, no later than 1:00 p.m. Mountain Time on the last Business Day preceding the day of the reconvened meeting. If you wish to attend and vote at the meeting, please bring this notice with you. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person. Please review the proxy materials before voting. For directions and additional information regarding attending the meeting, please consult the proxy materials or contact Ur-Energy Inc. at legaldept@Ur-Energy.com. Here’s how to order a paper copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/URGQ2025. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials. g Telephone – Call us free of charge at 1-866-962-0498 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to service@computershare.com with “Proxy Materials Ur-Energy Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before May 21, 2025. 022TOB